Exhibit 99.1

Callon Petroleum Company Announces Second Quarter 2019 Results

HOUSTON, TX (August 6, 2019) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today reported results of operations for the three and six months ended June 30, 2019.

Presentation slides accompanying this earnings release are available on the Company’s website at www.callon.com located on the “Presentations” page within the Investors section of the site.

Second Quarter and Recent Highlights

•	Increased production by 40% year-over-year to 40.5 Mboe/d (77% oil)

•	Generated an operating margin of $36.11 per Boe, a sequential increase of over 10%

•	Reduced capital spending by $25 million during the second quarter, while placing approximately five additional net wells on production compared to the first quarter of 2019

•	Recently placed on production the first multi-zone mega-pad employing simultaneous operations in the Delaware Basin with an average cost per lateral foot below 2020 targeted synergy levels

•	Closed the divestiture of the Southern Midland Basin assets for net cash proceeds at closing of $245 million

•	Completed the redemption of Callon preferred stock in the amount of $73 million, reducing annual dividend obligations by more than $7 million

•	Announced the strategic acquisition of Carrizo Oil & Gas, Inc. (“Carrizo”) in an all-stock transaction valued at $3.2 billion

“Our team’s performance continued to exceed expectations during the second quarter with stronger production and lower capital spending than forecasted. We remain on track to meet all of the goals that we laid out for the market back in February while delivering on a seamless integration process to cement a highly accretive acquisition opportunity that will benefit shareholders of both Callon and Carrizo. Our operational efficiency in the Midland Basin during the second quarter and successful completion of our first Delaware mega-pad project are emblematic of the value creation that underpins the strategic rationale in combining these two high performing companies,” commented Joe Gatto, Callon’s President and Chief Executive Officer. He continued, “We are steadfast in our commitment to accelerating the achievement of our core goals of boosting returns on invested capital, reducing leverage, generating sustainable free cash flow growth and improving the overall long-term outlook for our shareholders. With this strategic combination, which will be enhanced by the eminently achievable, tangible synergies identified, we will unlock significant value for shareholders in the near term as the highly efficient and sustainable development program we have outlined advances all of our goals. We are very pleased with our integration progress and equally excited about the tremendous value proposition created by merging our two organizations.”

Operations Update

At June 30, 2019, we had 487 gross (330.2 net) horizontal wells producing in the Permian Basin. Net daily production for the three months ended June 30, 2019 grew 40% to 40.5 Mboe/d (77% oil), at the top of the previously announced range of expectations (provided in the July 15, 2019 press release), as compared to the same period of 2018.

For the three months ended June 30, 2019, we drilled 15 gross (14.3 net) horizontal wells, and placed a combined 18 gross (15.9 net) horizontal wells on production. Almost all of the wells were focused in the Midland Basin and included two six-well projects targeting three development zones that were placed on line under budget due to sustained, realized capital efficiencies. As part of our larger scale development model in the Midland Basin, a five well project in central Howard County achieved an average peak IP-30 rate of 1,346 Boe/d (91% oil), equating to 155 Boe/d per lateral foot. In addition, a two-well pad in the Delaware was placed on line, targeting co-development of the 2nd Bone Spring Shale and Lower Wolfcamp A.

Additional activity during the quarter in the Delaware Basin was focused on the completion of our first large scale development project, involving co-development of two Wolfcamp A flow units and the Wolfcamp B. Significant improvements in drilling and completion costs resulted in an average total well cost of less than $1,100 per lateral foot. These savings were realized through highly efficient simultaneous drilling and completion operation techniques that will be the focal point of the 2020 capital development program across the pro forma asset portfolio. In addition, water sourcing for the completion operations utilized over 1.6 million barrels from our Delaware recycling facilities, resulting in significant savings versus traditional sourcing methods. The wells from this project were recently placed on flow back and are in the early stages of production.

Callon has reduced its number of active drilling rigs from six to four and is running a single completion crew after building a substantial inventory of drilled, uncompleted locations, in accordance with the previously communicated capital program expectations. In addition, the field optimization project initiated during the first quarter of 2019 in the Delaware Basin has been completed and all associated wells have been returned to production.

Capital Expenditures

For the six months ended June 30, 2019, we incurred $133.5 million in operational capital expenditures (including other items) on an accrual basis as compared to $155.2 million in the first quarter of 2019, representing a decrease of 14%. Total capital expenditures, inclusive of capitalized expenses, are detailed below on an accrual and cash basis (in thousands):

	Three Months Ended June 30, 2019
	Operational	Capitalized	Capitalized	Total Capital
	Capital (a)	Interest	G&A	Expenditures
Cash basis (b)	$138,018	$21,962	$6,239	$166,219
Timing adjustments (c)	(4,547)	(3,225)	—	(7,772)
Non-cash items	—	—	2,207	2,207
Accrual basis	$133,471	$18,737	$8,446	$160,654

(a)	Includes seismic, land and other items.

(b)
Cash basis is presented here to help users of financial information reconcile amounts from the cash flow statement to the balance sheet by accounting for timing related changes in working capital that align with our development pace and rig count.

(c)	Includes timing adjustments related to cash disbursements in the current period for capital expenditures incurred in the prior period.

Operating and Financial Results

The following table presents summary information for the periods indicated:

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net production
Oil (MBbls)	2,848	2,858	1,995
Natural gas (MMcf)	5,031	4,619	3,839
Total (Mboe)	3,687	3,628	2,635
Average daily production (Boe/d)	40,516	40,311	28,954
% oil (Boe basis)	77%	79%	76%
Oil and natural gas revenues (in thousands)
Oil revenue	$160,728	$141,098	$122,613
Natural gas revenue	6,324	11,949	14,462
Total revenue	167,052	153,047	137,075
Impact of settled derivatives	(1,157)	(290)	(7,980)
Adjusted Total Revenue (i)	$165,895	$152,757	$129,095
Average realized sales price (excluding impact of settled derivatives)
Oil (per Bbl)	$56.44	$49.37	$61.46
Natural gas (per Mcf)	1.26	2.59	3.77
Total (per BOE)	45.31	42.18	52.02
Average realized sales price (including impact of settled derivatives)
Oil (per Bbl)	$54.87	$48.83	$57.38
Natural gas (per Mcf)	1.91	2.86	3.81
Total (per BOE)	44.99	42.11	48.99
Additional per BOE data
Sales price (a)	$45.31	$42.18	$52.02
Lease operating expense	6.18	6.63	4.99
Production taxes	3.02	2.98	2.86
Operating margin	$36.11	$32.57	$44.17

Depletion, depreciation and amortization	$17.07	$16.47	$14.70
Adjusted G&A (b)
Cash component (c)	$2.42	$2.28	$2.69
Non-cash component	0.68	0.44	0.64

(a)	Excludes the impact of settled derivatives.

(b)
Excludes certain non-recurring expenses and non-cash valuation adjustments. Adjusted G&A is a non-GAAP financial measure; see the reconciliation provided within this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(c)	Excludes the amortization of equity-settled, share-based incentive awards and corporate depreciation and amortization.

Total Revenue. For the quarter ended June 30, 2019, Callon reported total revenue of $167.1 million and total revenue including settled derivatives (“Adjusted Total Revenue,” a non-GAAP financial measure(i)) of $165.9 million, including the impact of a $1.2 million loss from the settlement of derivative contracts. The table above reconciles Adjusted Total Revenue to the related GAAP measure of the Company’s total operating revenue. Average daily production for the quarter was 40.5 Mboe/d compared to average daily production of 40.3 Mboe/d in the first quarter of 2019. Average realized prices, including and excluding the effects of hedging, are detailed above.

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Hedging impacts. For the quarter ended June 30, 2019, the net gain (loss) on commodity derivative instruments includes the following:

	Three Months Ended June 30, 2019
	In Thousands	Per Unit
Oil derivatives
Net gain (loss) on settlements	$(4,461)	$(1.57)
Net gain (loss) on fair value adjustments	13,310
Total gain (loss) on oil derivatives	8,849
Natural gas derivatives
Net gain (loss) on settlements	3,304	$0.65
Net gain (loss) on fair value adjustments	(1,430)
Total gain (loss) on natural gas derivatives	1,874
Total commodity derivatives
Net gain (loss) on settlements	(1,157)	$(0.32)
Net gain (loss) on fair value adjustments	11,880
Total gain (loss) on total commodity derivatives	$10,723

Lease Operating Expenses, including workover (“LOE”). LOE per Boe for the three months ended June 30, 2019 was $6.18 per Boe, compared to LOE of $6.63 per Boe in the first quarter of 2019. The decrease on a per unit basis was attributable to a reduction in maintenance activities and increased water recycling, which lowered our water disposal costs compared to the previous period.

Production Taxes, including ad valorem taxes. Production taxes were $3.02 per Boe for the three months ended June 30, 2019, representing approximately 6.7% of total revenue before the impact of derivative settlements. The incremental increase as compared to the first quarter of 2019 and second quarter of 2018 is due to an increase in ad valorem taxes based upon a higher valuation of our oil and gas properties by the taxing jurisdictions, resulting from an increased number of producing wells in the current period, as a result of our horizontal drilling program and acquisition efforts.

Depreciation, Depletion and Amortization (“DD&A”). DD&A for the three months ended June 30, 2019 was $17.07 per Boe compared to $16.47 per Boe in the first quarter of 2019. The decrease is partially attributed to recent dispositions with a lower relative cost per BOE.

General and Administrative (“G&A”). G&A, excluding certain non-cash incentive share-based compensation valuation adjustments, (“Adjusted G&A”, a non-GAAP measure(i)) was $11.4 million, or $3.10 per Boe, for the three months ended June 30, 2019 compared to $9.9 million, or $2.72 per Boe, for the first quarter of 2019. The cash component of Adjusted G&A was $8.9 million, or $2.42 per Boe, for the three months ended June 30, 2019 compared to $8.3 million, or $2.28 per Boe, for the first quarter of 2019.

For the three months ended June 30, 2019, G&A and Adjusted G&A, which excludes the amortization of equity-settled, share-based incentive awards and corporate depreciation and amortization, are calculated as follows (in thousands):

Three Months Ended June 30, 2019
Total G&A expense	$10,564
Change in the fair value of liability share-based awards (non-cash)	859
Adjusted G&A – total	11,423
Restricted stock share-based compensation (non-cash)	(1,687)
Corporate depreciation & amortization (non-cash)	(807)
Adjusted G&A – cash component	$8,929

Income tax expense. Callon provides for income taxes at the statutory rate of 21% adjusted for permanent differences expected to be realized. We recorded an income tax expense of $16.7 million for the three months ended June 30, 2019, compared to income tax benefit of $5.1 million for the three months ended March 31, 2019. The change in income tax expense (benefit) is based upon net income (loss) generated in the respective periods.

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Reaffirmed 2019 Guidance (stand alone Callon)

There is no change to the Company’s previously updated full year guidance (provided June 13, 2019), which accounted for the impact of the sale of non-core assets and an announced acreage trade. This reaffirmed guidance does not take into effect the Carrizo merger, which is expected to close in the fourth quarter, subject to shareholder and regulatory approvals.

	Second Quarter	First Half	Reaffirmed Full Year
	2019 Actual	2019 Actual	2019 Guidance
Total production (Mboe/d)	40.5	40.4	38.0 - 39.5
% oil	77%	78%	78% - 79%
Income statement expenses (per Boe)
LOE, including workovers	$6.18	$6.40	$5.50 - $6.50
Production taxes, including ad valorem (% unhedged revenue)	7%	7%	7%
Adjusted G&A: cash component (a)	$2.42	$2.35	$2.00 - $2.50
Adjusted G&A: non-cash component (b)	$0.68	$0.56	$0.50 - $1.00
Cash interest expense (c)	$0.00	$0.00	$0.00
Effective income tax rate	23%	24%	22%
Capital expenditures ($MM, accrual basis)
Total operational (d)	$133	$289	$495 - $520
Capitalized interest and G&A expenses	$27	$58	$100 - $105
Net operated horizontal wells placed on production	16	27	47 - 49

(a)
Excludes stock-based compensation and corporate depreciation and amortization. Adjusted G&A is a non-GAAP financial measure; see the reconciliation provided within this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(b)
Excludes certain non-recurring expenses and non-cash valuation adjustments. Adjusted G&A is a non-GAAP financial measure; see the reconciliation provided within this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(c)	All cash interest expense anticipated to be capitalized.

(d)	Includes facilities, equipment, seismic, land and other items. Excludes capitalized expenses.

Hedge Portfolio Summary
The following table summarizes our open derivative positions as of June 30, 2019:

	For the Remainder	For the Full Year	For the Full Year
Oil contracts (WTI)	of 2019	of 2020	of 2021
Puts
Total volume (Bbls)	460,000	—	—
Weighted average price per Bbl	$65.00	$—	$—
Put spreads
Total volume (Bbls)	460,000	—	—
Weighted average price per Bbl
Floor (long put)	$65.00	$—	$—
Floor (short put)	$42.50	$—	$—
Collar contracts with short puts (three-way collars)
Total volume (Bbls)	2,392,000	3,294,000	—
Weighted average price per Bbl
Ceiling (short call)	$67.46	$65.72	$—
Floor (long put)	$56.54	$55.69	$—
Floor (short put)	$43.65	$44.47	$—

Oil contracts (Midland basis differential)
Swap contracts
Total volume (Bbls)	4,137,500	4,576,000	1,095,000
Weighted average price per Bbl	$(2.64)	$(1.29)	$1.00

Oil contracts (Argus Houston MEH basis differential)
Swap contracts
Total volume (Bbls)	—	552,000	—
Weighted average price per Bbl	$—	$3.30	$—

Natural gas contracts (Henry Hub)
Collar contracts (two-way collars)
Total volume (MMBtu)	1,196,000	—	—
Weighted average price per MMBtu
Ceiling (short call)	$3.50	$—	$—
Floor (long put)	$3.13	$—	$—
Swap contracts
Total volume (MMBtu)	1,397,000	—	—
Weighted average price per MMBtu	$2.89	$—	$—

Natural gas contracts (Waha basis differential)
Swap contracts
Total volume (MMBtu)	4,232,000	4,758,000	—
Weighted average price per MMBtu	$(1.18)	$(1.12)	$—

Income (Loss) Available to Common Shareholders. The Company reported net income available to common shareholders of $53.4 million for the three months ended June 30, 2019 and Adjusted Income available to common shareholders of $41.3 million, or $0.18 per fully diluted share. Adjusted Income per fully diluted common share, a non-GAAP financial measure(i), adjusts our income available to common stockholders to reflect our theoretical tax provision for prior period quarters as if the valuation allowance did not exist. The following tables reconcile to the related GAAP measure the Company’s income available to common stockholders to Adjusted Income and the Company’s net income to Adjusted EBITDA(i), a non-GAAP financial measure, (in thousands):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Income (loss) available to common stockholders	$53,357	$(21,367)	$48,650
(Gain) loss on derivatives, net of settlements	(15,193)	66,970	8,572
Change in the fair value of share-based awards	(850)	1,881	(463)
Other operating expense	770	—	—
Settled share-based awards	—	3,024	—
Tax effect on adjustments above	3,207	(15,094)	(1,703)
Change in valuation allowance	—	—	(10,562)
Adjusted Income (i)	$41,291	$35,414	$44,494
Adjusted Income per fully diluted common share (i)	$0.18	$0.16	$0.21

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net income (loss)	$55,180	$(19,543)	$50,474
(Gain) loss on derivatives, net of settlements	(15,193)	66,970	8,572
Non-cash stock-based compensation expense	904	3,402	1,164
Settled share-based awards	—	3,024	—
Other operating expense	935	157	1,767
Income tax (benefit) expense	16,691	(5,149)	481
Interest expense	741	738	594
Depreciation, depletion and amortization	64,374	60,672	39,387
Accretion expense	216	241	206
Adjusted EBITDA (i)	$123,848	$110,512	$102,645

Discretionary Cash Flow. Discretionary cash flow, a non-GAAP measure(i), for the three months ended June 30, 2019 was $122.9 million and is reconciled to operating cash flow in the following table (in thousands):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Cash flows from operating activities:
Net income (loss)	$55,180	$(19,543)	$50,474
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	64,374	60,672	39,387
Accretion expense	216	241	206
Amortization of non-cash debt related items	741	738	588
Deferred income tax (benefit) expense	16,691	(5,149)	481
(Gain) loss on derivatives, net of settlements	(15,193)	66,970	8,572
(Gain) loss on sale of other property and equipment	21	28	22
Non-cash expense related to equity share-based awards	1,754	4,545	1,627
Change in the fair value of liability share-based awards	(850)	1,881	(463)
Discretionary cash flow (i)	$122,934	$110,383	$100,894
Changes in working capital	27,789	(33,864)	8,978
Payments to settle asset retirement obligations	(107)	(664)	(207)
Payments to settle vested liability share-based awards	(129)	(1,296)	(1,901)
Net cash provided by operating activities	$150,487	$74,559	$107,764

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except par and per share data)

	June 30, 2019	December 31, 2018
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$16,052	$16,051
Accounts receivable	93,039	131,720
Fair value of derivatives	13,164	65,114
Other current assets	15,841	9,740
Total current assets	138,096	222,625
Oil and natural gas properties, full cost accounting method:
Evaluated properties	4,665,761	4,585,020
Less accumulated depreciation, depletion, amortization and impairment	(2,399,886)	(2,270,675)
Evaluated oil and natural gas properties, net	2,265,875	2,314,345
Unevaluated properties	1,429,624	1,404,513
Total oil and natural gas properties, net	3,695,499	3,718,858
Operating lease right-of-use assets	31,904	—
Other property and equipment, net	23,363	21,901
Restricted investments	3,468	3,424
Deferred financing costs	5,427	6,087
Fair value of derivatives	11,679	—
Other assets, net	6,061	6,278
Total assets	$3,915,497	$3,979,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$221,452	$261,184
Operating lease liabilities	24,141	—
Accrued interest	22,695	24,665
Cash-settleable restricted stock unit awards	819	1,390
Asset retirement obligations	3,103	3,887
Fair value of derivatives	17,251	10,480
Other current liabilities	2,472	13,310
Total current liabilities	291,933	314,916
Senior secured revolving credit facility	105,000	200,000
6.125% senior unsecured notes due 2024	596,154	595,788
6.375% senior unsecured notes due 2026	394,106	393,685
Operating lease liabilities	7,680	—
Asset retirement obligations	9,315	10,405
Cash-settleable restricted stock unit awards	2,568	2,067
Deferred tax liability	21,106	9,564
Fair value of derivatives	3,663	7,440
Other long-term liabilities	100	100
Total liabilities	1,431,625	1,533,965
Commitments and contingencies
Stockholders’ equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized; 1,458,948 shares outstanding	15	15
Common stock, $0.01 par value, 300,000,000 shares authorized; 228,263,955 and 227,582,575 shares outstanding, respectively	2,283	2,276
Capital in excess of par value	2,483,945	2,477,278
Accumulated deficit	(2,371)	(34,361)
Total stockholders’ equity	2,483,872	2,445,208
Total liabilities and stockholders’ equity	$3,915,497	$3,979,173

Callon Petroleum Company
Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenues:
Oil sales	$160,728	$122,613	$301,826	$237,898
Natural gas sales	6,324	14,462	18,273	26,617
Total operating revenues	167,052	137,075	320,099	264,515
Operating expenses:
Lease operating expenses	22,776	13,141	46,843	26,179
Production taxes	11,131	7,539	21,944	16,002
Depreciation, depletion and amortization	62,921	38,733	122,688	74,151
General and administrative	10,564	8,289	22,317	17,057
Settled share-based awards	—	—	3,024	—
Accretion expense	216	206	457	424
Other operating expense	935	1,767	1,092	2,315
Total operating expenses	108,543	69,675	218,365	136,128
Income from operations	58,509	67,400	101,734	128,387
Other (income) expenses:
Interest expense, net of capitalized amounts	741	594	1,479	1,053
(Gain) loss on derivative contracts	(14,036)	16,554	53,224	21,036
Other income	(67)	(703)	(148)	(914)
Total other (income) expense	(13,362)	16,445	54,555	21,175
Income (loss) before income taxes	71,871	50,955	47,179	107,212
Income tax (benefit) expense	16,691	481	11,542	976
Net income (loss)	55,180	50,474	35,637	106,236
Preferred stock dividends	(1,823)	(1,824)	(3,647)	(3,647)
Income (loss) available to common stockholders	$53,357	$48,650	$31,990	$102,589
Income (loss) per common share:
Basic	$0.23	$0.23	$0.14	$0.50
Diluted	$0.23	$0.23	$0.14	$0.50
Weighted average common shares outstanding:
Basic	228,051	210,698	227,917	206,309
Diluted	228,411	211,465	228,599	207,027

Callon Petroleum Company
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$55,180	$50,474	$35,637	$106,236
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	64,374	39,387	125,046	75,453
Accretion expense	216	206	457	424
Amortization of non-cash debt related items	741	588	1,479	1,041
Deferred income tax (benefit) expense	16,691	481	11,542	976
(Gain) loss on derivatives, net of settlements	(15,193)	8,572	51,777	4,594
Loss on sale of other property and equipment	21	22	49	22
Non-cash expense related to equity share-based awards	1,754	1,627	6,299	2,758
Change in the fair value of liability share-based awards	(850)	(463)	1,031	549
Payments to settle asset retirement obligations	(107)	(207)	(771)	(573)
Payments for cash-settled restricted stock unit awards	(129)	(1,901)	(1,425)	(4,990)
Changes in current assets and liabilities:
Accounts receivable	44,071	10,447	38,681	2,380
Other current assets	(3,807)	(5,611)	(6,101)	(5,550)
Current liabilities	(10,251)	4,123	(36,254)	17,061
Other	(2,224)	19	(2,401)	(402)
Net cash provided by operating activities	150,487	107,764	225,046	199,979
Cash flows from investing activities:
Capital expenditures	(166,219)	(187,040)	(359,430)	(298,370)
Acquisitions	(11,423)	(6,469)	(39,370)	(45,392)
Acquisition deposit	—	(28,500)	—	(27,600)
Proceeds from sale of assets	260,417	3,077	274,296	3,077
Net cash provided by (used in) investing activities	82,775	(218,932)	(124,504)	(368,285)
Cash flows from financing activities:
Borrowings on senior secured revolving credit facility	140,000	85,000	360,000	165,000
Payments on senior secured revolving credit facility	(365,000)	(160,000)	(455,000)	(190,000)
Issuance of 6.375% senior unsecured notes due 2026	—	400,000	—	400,000
Issuance of common stock	—	288,357	—	288,357
Payment of preferred stock dividends	(1,823)	(1,824)	(3,647)	(3,647)
Payment of deferred financing costs	(31)	(8,664)	(31)	(8,664)
Tax withholdings related to restricted stock units	(833)	(1,028)	(1,858)	(1,589)
Other financing activities	(5)	—	(5)	—
Net cash provided by (used in) financing activities	(227,692)	601,841	(100,541)	649,457
Net change in cash and cash equivalents	5,570	490,673	1	481,151
Balance, beginning of period	10,482	18,473	16,051	27,995
Balance, end of period	$16,052	$509,146	$16,052	$509,146

Non-GAAP Financial Measures and Reconciliations

This news release refers to non-GAAP financial measures such as “Discretionary Cash Flow,” “Adjusted G&A,” “Adjusted Income,” “Adjusted EBITDA” and “Adjusted Total Revenue.” These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

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Callon believes that the non-GAAP measure of discretionary cash flow is a comparable metric against other companies in the industry and is a widely accepted financial indicator of an oil and natural gas company’s ability to generate cash for the use of internally funding their capital development program and to service or incur debt. Discretionary cash flow is defined by Callon as net cash provided by operating activities before changes in working capital and payments to settle asset retirement obligations and vested liability share-based awards. Callon has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, which the Company may not control and the cash flow effect may not be reflected the period in which the operating activities occurred. Discretionary cash flow is not a measure of a company’s financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities (as defined under GAAP), or as a measure of liquidity, or as an alternative to net income.

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Adjusted general and administrative expense (“Adjusted G&A”) is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash valuation adjustments related to incentive compensation plans, as well as non-cash corporate depreciation and amortization expense. Callon believes that the non-GAAP measure of Adjusted G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period. The table here within details all adjustments to G&A on a GAAP basis to arrive at Adjusted G&A.

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Callon believes that the non-GAAP measure of Adjusted Income available to common shareholders (“Adjusted Income”) and Adjusted Income per fully diluted common share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of certain non-recurring items and non-cash valuation adjustments, which are detailed in the reconciliation provided here within.

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Callon calculates adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“Adjusted EBITDA”) as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, asset retirement obligation accretion expense, (gains) losses on derivative instruments excluding net settled derivative instruments, impairment of oil and natural gas properties, non-cash equity based compensation, and other operating expenses. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, the Company believes that Adjusted EBITDA provides additional information with respect to our performance or ability to meet our future debt service, capital expenditures and working capital requirements. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, the Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

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Callon believes that the non-GAAP measure of Adjusted Total Revenue is useful to investors because it provides readers with a revenue value more comparable to other companies who engage in price risk management activities through the use of commodity derivative instruments and reflects the results of derivative settlements with expected cash flow impacts within total revenues.

Earnings Call Information

The Company will host a conference call on Wednesday, August 7, 2019, to discuss second quarter 2019 financial and operating results.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Wednesday, August 7, 2019, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time)
Webcast:	Select “IR Calendar” under the “Investors” section of the website: www.callon.com.
Presentation Slides:	Select “Presentations” under the “Investors” section of the website: www.callon.com.

Alternatively, you may join by telephone using the following numbers:

Toll Free:	1-888-317-6003
Canada Toll Free:	1-866-284-3684
International:	1-412-317-6061
Access code:	9809640

An archive of the conference call webcast will be available at www.callon.com under the “Investors” section of the website.

About Callon Petroleum Company

Callon Petroleum Company is an independent energy company focused on the acquisition and development of unconventional onshore oil and natural gas reserves in the Permian Basin in West Texas.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review under the “News” link on the top of the homepage.

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Communication in this news release do not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any preferred stock of Carrizo.
Additional Information and Where to Find It

In connection with the proposed transaction, Callon and Carrizo intend to file materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 of Callon (the “Registration Statement”) that will include a joint proxy statement of Callon and Carrizo that also constitutes a prospectus of Callon. After the Registration Statement is declared effective by the SEC, Callon and Carrizo intend to mail a definitive proxy statement/prospectus to stockholders of Callon and shareholders of Carrizo. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Callon or Carrizo may file the SEC and send to Callon’s stockholders and/or Carrizo’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CALLON AND CARRIZO ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CALLON AND CARRIZO WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALLON, CARRIZO AND THE PROPOSED TRANSACTION.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Callon and Carrizo with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Callon will be available free of charge from Callon’s website at www.callon.com under the “Investors” tab or by contacting Callon’s Investor Relations Department at (281) 589-5200 or IR@callon.com. Copies of documents filed with the SEC by Carrizo will be available free of charge from Carrizo’s website at www.carrizo.com under the “Investor Relations” tab or by contacting Carrizo’s Investor Relations Department at (713) 328-1055 or IR@carrizo.com.

Participants in the Proxy Solicitation

Callon, Carrizo and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Callon’s stockholders and Carrizo’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Callon is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 27, 2019. Information regarding the executive officers and directors of Carrizo is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 2, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward Looking Statements
Certain statements in this news release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed Carrizo transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Callon’s or Carrizo’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of Callon’s stockholders or Carrizo’s shareholders to approve the transaction and related matters; whether any redemption of Carrizo’s preferred stock will be necessary or will occur prior to the closing of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Callon and Carrizo; the effects of the business combination of Callon and Carrizo, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; and the risks of oil and gas activities. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019 and quarter ended June 30, 2019, each of which is on file with the SEC and available from Callon’s website at www.callon.com under the “Investors” tab, and in other documents Callon files with the SEC, and in Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Carrizo’s website at www.carrizo.com under the “Investor Relations” tab, and in other documents Carrizo files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Callon nor Carrizo assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Contact Information

Mark Brewer
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
1-281-589-5200